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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Experts" in the
Registration Statement (Form S-3 No. 333-     ) and related Prospectus of
Urohealth Systems, Inc. for the registration of 996,600 shares of its Common Stock and to the incorporation by reference therein of our report dated August 8, 1996, except Note K as to which the date is August 14, 1996, with respect to the financial statements of Richard-Allan Medical Industries, Inc. included in the Urohealth Systems, Inc. Registration Statement on (Form S-4 No. 333-26503), filed with the Securities and Exchange Commission.

                                                  /s/ ERNST & YOUNG LLP

Kalamazoo, Michigan
August 19, 1997